Exhibit 10.43

FINAL FORM

FLOWERS FOODS, INC.

2014 OMNIBUS EQUITY AND INCENTIVE COMPENSATION PLAN

Time Based Restricted Stock Unit Agreement

WHEREAS, [[FIRSTNAME]] [[LASTNAME]] (the “Grantee”) is a Participant in the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan (amended and restated effective May 25, 2023) (the “Plan”) and is an employee of Flowers Foods, Inc. (the “Company”) or a Subsidiary; and

WHEREAS, a grant of Restricted Stock Units to the Grantee has been duly authorized by a resolution of the Committee as effective on December 31, 2023 (the “Date of Grant”).

NOW, THEREFORE, pursuant to the Plan, the Company hereby memorializes a grant to the Grantee, as of the Date of Grant, pursuant to this Time Based Restricted Stock Unit Agreement (this “Agreement”) of [[SHARESGRANTED]] time based Restricted Stock Units (the “TBRSUs”).

1.
Vesting of Restricted Stock Units. Except as otherwise provided in Section 2, the TBRSUs will become non-forfeitable over the period running through January 5, 2027 (the “Final Vesting Date”), with approximately one-third (1/3) of the TBRSUs becoming non-forfeitable on each of (a) January 5, 2025, (b) January 5, 2026, and (c) January 5, 2027, subject to the Grantee having remained in the continuous employ of the Company and/or Subsidiary until such date.
2.
Continuous Employment; Early Termination of Employment.
(a)
Continuous Employment. For purposes of this Agreement, the Grantee’s employment with the Company or Subsidiary will be deemed to have ceased as of the last day worked. In the case of a Grantee having received short term disability benefits, employment will be deemed to have ceased on the last day for which such short term benefits are paid, unless the Grantee immediately returns to active employment. For the purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary will not be deemed to have been interrupted, and the Grantee will not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of (i) the termination of his employment by the Company or a Subsidiary and immediate rehire by the Company (if the Company was not the original employer) or by another Subsidiary or (ii) an approved leave of absence.
(b)
Vesting Upon Retirement. In the event that the Grantee’s continuous employment with the Company and its Subsidiaries terminates before the Final Vesting Date but at least one year following the Date of Grant because of Retirement in the absence of Cause, then all of the Grantee’s forfeitable TBRSUs shall immediately become non-forfeitable.

(c)
Vesting Upon Death or Disability. In the event the Grantee dies or becomes Disabled before the Final Vesting Date, all of Grantee’s forfeitable TBRSUs shall immediately become non-forfeitable.
(d)
Vesting Upon Change in Control. In the event of either:
(i)
a termination of continuous employment prior to the Final Vesting Date, either within two (2) years after a Change in Control (in which case the occurrence shall be the termination of employment) or during the six (6) month period prior to a Change in Control (in which case vesting is contingent on the occurrence of the Change in Control and the occurrence shall be the Change in Control), where either the Grantee is involuntarily terminated from employment for reasons other than for Cause, or the Grantee terminates his or her employment for Good Reason, or
(ii)
a Change in Control prior to the Final Vesting Date where the TBRSUs (the “Replaced Award”) are not continued, replaced or assumed in the form of a Replacement Award,

then all of Grantee’s forfeitable TBRSUs shall immediately become non-forfeitable.

3.
Settlement. To the extent then non-forfeitable, the TBRSUs shall be settled in shares of Common Stock (which may be delivered by the Company in the form of physical certificates or by certificate-less book-entry issuance) within 30 days following the earliest to occur of the following dates:
(a)
The applicable vesting date with respect to such TBRSUs as set forth in Section 1;
(b)
the date of the Grantee’s death;
(c)
the date of the Grantee’s Disability (provided that such Disability qualifies as a permissible date of distribution under Section 409A(a)(2)(A)(ii));
(d)
the date of the Grantee’s “separation from service” for purposes of Section 409A(a)(2)(A)(i) of the Code; and
(e)
the date of a Change in Control (provided that such Change in Control qualifies as a permissible date of distribution under Section 409A(a)(2)(A)(v) of the Code).
4.
Definitions. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan. As used herein:
(a)
“Cause” means:
(i)
any willful or negligent material violation of any applicable securities laws (including the Sarbanes-Oxley Act of 2002);

(ii)
any act of fraud, intentional misrepresentation, embezzlement, dishonesty, misappropriation or conversion of any asset or business opportunity of the Company;
(iii)
conviction of, or entering into a plea of nolo contendere to, a felony;
(iv)
an intentional, repeated or continuing violation of any of the Company’s policies or procedures that occurs or continues after the Company has given notice to the Grantee that he or she has materially violated a Company policy or procedure;
(v)
any breach of a written covenant or agreement with the Company, including the terms of this Plan (other than a failure to perform Grantee’s duties with the Company resulting from the Grantee’s incapacity due to physical or mental illness or from the assignment to the Grantee of duties that would constitute Good Reason), which is material and which is not cured within thirty (30) days after written notice thereof from the Company to the Grantee;
(vi)
abuse of alcohol or drugs; or
(vii)
failure to reasonably cooperate in a governmental or Board investigation.
(b)
“Good Reason” means the occurrence of any of the following without the Grantee’s consent:
(i)
a material diminution in the Grantee’s duties, responsibilities or authority (for the avoidance of doubt, a change in title or reporting alone does not constitute “Good Reason” under this subsection (i));
(ii)
a material reduction by the Company of the Grantee’s base salary;
(iii)
a material reduction by the Company of the Grantee’s target bonus opportunity;
(iv)
a material reduction in long-term incentives from the year prior to the Change in Control, as measured by grant date economic values determined by a third-party compensation firm chosen by the Company and using generally accepted methodologies, which may include annualizing prior year long-term incentive grants over more than one year and ignoring prior special retention or sign-on grants;
(v)
a material failure of the successor entity to cover the Grantee under the savings and retirement plans provided to similarly situated executives;

(vi)
the relocation of the Company’s principal executive offices more than fifty (50) miles from their current location, if at the time of a Change in Control the Grantee is based at the Company’s principal executive offices, or the requirement of the Grantee to be based at a location more than fifty (50) miles from the Grantee’s location as of the Change in Control;
(vii)
any purported termination by the Company of the Grantee’s employment upon the occurrence of a Change in Control except for Cause; or
(viii)
any failure by a successor company to assume on behalf of its participants the Flowers Foods, Inc. Change of Control Plan (the “COC Severance Plan”), or any action by such successor company to amend the COC Severance Plan in violation of its terms.

Notwithstanding the foregoing, no termination of employment by the Grantee shall constitute a termination for “Good Reason” unless (A) the Grantee gives the Company notice of the existence of an event described in any of clauses (i) through (viii) above, within ninety (90) calendar days following the occurrence of such event, (B) the Company does not remedy such event within thirty (30) calendar days after receiving the notice described in the preceding clause (A), and (C) the Grantee terminates employment within one hundred eighty (180) days after the occurrence of the event that constitutes Good Reason.

(c)
“Replacement Award” means an award: (A) of the same or a substantially similar type as the Replaced Award; (B) that has a value at least equal to the value of the Replaced Award; (C) that either is denominated in cash or relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (D) if the Grantee holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Grantee under the Code are generally no less favorable to such Grantee than the tax consequences of the Replaced Award (provided that the Company does not guarantee any particular tax treatment with respect to any Replacement Award); and (E) the other terms and conditions of which are generally no less favorable to the Grantee holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent termination of employment or change in control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this definition are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(d)
“Retirement” means termination of employment, other than due to death or Disability, after the Grantee attains at least age fifty-five (55), provided that the sum of the Grantee’s age plus years of service is an amount equal to or greater than sixty-five (65). [Notwithstanding the foregoing, a termination of employment that otherwise meets the definition of a Retirement shall not qualify as a Retirement unless either (i) the Grantee’s employment is involuntarily terminated by the Company or (ii) the Grantee provides the Company with at least six (6) months’ prior written notice of such Retirement in accordance with Section 18 (or the Committee waives such notice requirement either because the Company initiated such Retirement or due to extenuating circumstances that render it impractical for the Grantee to provide such notice).]
5.
Forfeiture of TBRSUs. If the Grantee ceases to be continuously employed by the Company and/or Subsidiary at any time prior to all of the TBRSUs becoming non-forfeitable, any portion of the TBRSUs that has not theretofore become non-forfeitable in accordance with the terms of Section 1 and shall be forfeited, except as provided in Section 2.
6.
Dividend, Voting and Other Rights. Except as otherwise provided in this Section 6, the Grantee shall have none of the rights of a stockholder with respect to the TBRSUs. A notional cash account for the Grantee shall be credited with an amount equal to any cash dividends paid by the Company on its Common Stock during the full or partial vesting period as determined under Sections 1 through 5. Such notional cash dividends shall become non-forfeitable only with respect to the corresponding portion of the TBRSUs that ultimately becomes non-forfeitable in accordance with Sections 1 through 5. Non-forfeitable notional cash dividends will be distributed in cash, without interest, when the corresponding shares underlying the nonforfeitable TBRSUs are paid out as set forth in Section 3.
7.
Restrictions on Transfer of TBRSUs. The TBRSUs and the shares underlying them may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until shares underlying the TBRSUs have been paid out. Any purported transfer, encumbrance or other disposition of the TBRSUs or the shares underlying them that is in violation of this Section 7 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the TBRSUs or such shares.
8.
Compliance with Law. The Company will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any restricted or non-restricted shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prevents the Grantee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity the Grantee is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
9.
Adjustments. The Committee will make such adjustments in the number and kind of shares of stock or other securities covered by this Agreement as provided for in Section 11 of the Plan.

10.
Taxes and Withholding. To the extent that the Company or Subsidiary is required to withhold any federal, state, local or foreign tax in connection with the issuance or vesting of any portion of the TBRSUs or other amounts pursuant to this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the delivery of the shares to the Grantee that the Grantee shall pay the tax in cash or make provisions that are satisfactory to the Company for the payment thereof.
11.
No Right to Future Awards or Employment. The grant of the TBRSUs under this Agreement to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the TBRSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. The Plan and this Agreement will not confer upon the Grantee any right with respect to the continuance of employment or other service with the Company or any Subsidiary and will not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any employment or other service of the Grantee at any time.
12.
Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit‑sharing, retirement, or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Subsidiary, unless provided otherwise in any such plan.
13.
Agreement Subject to the Plan. The TBRSUs granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. Capitalized terms in this Agreement may be defined herein, defined in the Plan, or defined in both places. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the TBRSUs or its vesting.
14.
Amendments. Subject to the terms of Section 17 of the Plan, any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will materially and adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent, except that the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
15.
Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.
16.
Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

17.
Governing Law. This Agreement will be governed by and construed in accordance with the internal substantive laws of the State of Georgia.
18.
Notices. Any notice to the Company provided for herein shall be in writing to the Company at the principal executive office of the Company, marked Attention: Chief Human Resources Officer, and any notice to the Grantee shall be addressed to said Grantee at his or her address then currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose, any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).
19.
Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with, or be exempt from, the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to the Grantee. This Agreement in conjunction with the terms of the Plan shall be administered in a manner consistent with this intent. Any amendments made to comply with Section 409A of the Code may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee. In any case, the Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed in connection with this Agreement (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold the Grantee harmless from any or all of such taxes or penalties. If, at the time of the Grantee’s separation from service (within the meaning of Section 409A of the Code), (i) the Grantee will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.
20.
Clawback/Recoupment Rights and Policies. The Grantee acknowledges and agrees that the terms and conditions set forth in the Flowers Foods, Inc. Amended and Restated Clawback Policy (as may be amended and restated from time to time, the “Clawback Policy”) and the Flowers Foods, Inc. Executive Compensation Recoupment Policy (as may be amended and restated from time to time, the “Dodd-Frank Policy”) are incorporated in this Agreement by reference. To the extent the Clawback Policy or the Dodd-Frank Policy is applicable to the Grantee, it creates additional rights for the Company with respect to the Grantee’s TBRSUs and other applicable compensation, including, without limitation, annual cash incentive compensation awards granted to the Grantee by the Company. Notwithstanding any provisions in this Agreement to the contrary, any TBRSUs granted under the Plan and such other applicable compensation, including, without limitation, annual cash incentive compensation, will be subject to potential mandatory cancellation, forfeiture and/or repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company clawback or recoupment policy, including the Clawback Policy, the Dodd-Frank Policy, and any other policies that are adopted by the Company, whether to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (b) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting TBRSUs under the Plan and pursuant to this Agreement, the Grantee consents to be bound by the terms of the Clawback Policy or the Dodd-Frank Policy, if applicable, and agrees and acknowledges that the Grantee is obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup TBRSUs, any gains or earnings related to TBRSUs, or any other applicable compensation, including, without limitation, annual cash incentive compensation, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Grantee of any such amounts, including from the Grantee’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
21.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the TBRSUs and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
22.
Acknowledgement. The Grantee acknowledges that the Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
23.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.
24.
Data Protection. By signing below, the Grantee consents that the Company may process the Grantee’s personal data, including name, Social Security number, address and number of TBRSUs (“Data”), exclusively for the purpose of performing this Agreement, in particular in connection with the TBRSUs awarded to the Grantee. For this purpose, the Data may also be disclosed to and processed by companies outside the Company, e.g., banks involved.

(Signature follows on the next page)

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer as of the day and year first above written.

FLOWERS FOODS, INC

By: